                                                                       EXHIBIT A

Exhibit 4.3

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

                                                          Warrant No. B-1: _____

                    SERIES B-1 COMMON STOCK PURCHASE WARRANT

         To Purchase Up To _______________ Shares of the Common Stock of

                             ARCADIA RESOURCES, INC.

      THIS IS TO CERTIFY THAT ______________, or registered assigns (the "Holder"), is entitled, during the Exercise Period (as hereinafter defined), to purchase from Arcadia Resources, Inc., a Nevada corporation (the "Company"), the Warrant Stock (as hereinafter defined), in whole or in part, at a purchase price of $0.001 per share, all on and subject to the terms and conditions hereinafter set forth.

      1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

      "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

      "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined with giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company's Board of Directors and having no prior relationship with the Company.

                                                                       EXHIBIT A

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Michigan generally are authorized or required by law or other government actions to close.

      "Change of Control" means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction.

      "Closing Date" means September ___, 2005.

      "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

      "Common Stock" means (except where the context otherwise indicates) the Common Stock, $0.001 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.

      "Current Market Price" means, in respect of any share of Common Stock on any date herein specified,

      (1) if there shall not then be a public market for the Common Stock, the higher of

            (a) the book value per share of Common Stock at such date, and

            (b) the Appraised Value per share of Common Stock at such date,

      or

      (2) if there shall then be a public market for the Common Stock, the average of the daily market prices for the five (5) consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the OTC Bulletin Board or principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on

                                                                       EXHIBIT A

such day on the OTC Bulletin Board or any such exchange, the last reported closing bid price on such day as officially quoted on the OTC Bulletin Board or any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on the OTC Bulletin Board or any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

      "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Unless and until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $0.001 per share of Common Stock.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

      "Expiration Date" means September _____, 2009, subject to modification as provided herein.

      "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

      "Other Property" has the meaning set forth in Section 4.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "Purchase Agreement" means that certain Warrant Purchase and Registration Rights Agreement dated as of the Closing Date among the Company and the other parties named therein, pursuant to which this Warrant was originally issued.

      "Restricted Common Stock" means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

                                                                       EXHIBIT A

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Trading Day" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

      "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

      "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

      "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

      "Warrant Stock" means up to ____________ shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

      2. Exercise of Warrant.

            2.1 Manner of Exercise. From and after the Closing Date, and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder, subject to the terms and conditions of this Warrant.

            In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company as provided herein, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) this Warrant. Such notice shall be irrevocable and substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as reasonably practicable, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall reasonably request in the notice and shall be registered in the name of the Holder or if permitted pursuant to the terms of this Warrant such other name as shall be designated in the notice. This Warrant

                                                                       EXHIBIT A

      shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

            Payment of the Warrant Price may be made at the option of the Holder by: (i) certified or official bank check payable to the order of the Company, (ii) wire transfer of immediately available funds to the account of the Company or (iii) beginning one year after the Closing Date, the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

            2.2 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

            2.3 Restrictions on Exercise Amount. Unless a Holder delivers to the Company irrevocable written notice prior to the date of issuance hereof or sixty-one days prior to the effective date of such notice that this Section shall not apply to such Holder, the Holder may not acquire a number of shares of Warrant Stock to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 4.9% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, "group" has the meaning set forth in
      Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Each delivery of a notice of exercise by a Holder will constitute a representation by such

                                                                       EXHIBIT A

      Holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of shares of Warrant Stock requested in such notice of exercise is permitted under this paragraph.

            In the event that the provisions of this Section 2.3 shall apply as of September ______, 2009, the Expiration Date shall be extended for an additional 18 months or until the date that the provisions of this Section
      2.3 shall not apply, whichever occurs first.

      3. Transfer, Division and Combination.

            3.1 Transfer. The Warrants and the Warrant Stock shall be freely transferable, subject to compliance with this Section 3.1 and all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered for resale under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Stock as the case may be, at the cost of Holder or transferee, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act and any applicable state law, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit C hereto and
      (iii) that the transferee be an "accredited investor" as defined in Rule 501 (a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company as provided herein, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company. In connection with any transfer of this Warrant or the resale of the Warrant Stock pursuant to Rule 144 or other than pursuant to an effective registration statement, the Holder or transferee shall compensate the Company for its reasonable expenses incurred in connection with effectuating such transfer or resale.

            3.2 Restrictive Legends. Each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any

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                                                                       EXHIBIT A

      subsequent transferee of any such certificate, unless, in each case, such Warrant Stock is eligible for resale without registration pursuant to Rule 144(k) or an effective registration statement under the Securities Act, shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

      In addition, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall bear any legends which the Company reasonably believes is required or permitted to affix per the terms of applicable voting or other contractual agreements.

      The Company shall facilitate the timely preparation and delivery of certificates representing the Warrant Stock to be sold pursuant to an effective Registration Statement, which certificates shall be free, to the extent permitted by applicable law and this Warrant, of all restrictive legends, and to enable such Warrant Stock to be in such denominations and registered in such names as the Holder may request at least five (5) business days prior to any sale of the Warrant Stock. In connection therewith, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Warrant Stock without legend upon sale by the holder of such Warrant Stock under the Registration Statement, for such time as the Registration Statement is effective.

            3.3 Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at Holder's expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

      4. Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4.

                                                                       EXHIBIT A

            4.1 Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

                  (i) declare a dividend or make a distribution on its
            outstanding shares of Common Stock in shares of Common Stock;

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

      (1) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

      (2) the Current Warrant Price shall be adjusted to equal:

            (A) the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of shares of Common Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

            (B) the number of shares of Common Stock into which this Warrant is exercisable immediately after such adjustment.

      Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

            4.2 Certain Other Distributions. If at any time while this Warrant is outstanding the Company shall cause all of the holders of its Common Stock to be entitled to receive any dividend or other distribution of:

                  (i) cash,

                  (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof), or

                                                                       EXHIBIT A

                  (iii) any warrants or other rights to subscribe for or
            purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 4.2(i), 4.2(ii) and 4.2(iii) hereof, the "Distributed Property"), then upon any exercise of this Warrant that occurs after the record date for such dividend or other distribution, the holder of this Warrant shall be entitled to receive, in addition to the shares of Warrant Stock, the Distributed Property that such holder would have been entitled to receive in respect of such number of Warrant Shares had the holder been the record holder of such Warrant Shares as of such record date. Such distribution shall be made whenever any such exercise is made. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

            4.3 Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Warrant is exercisable and the Current Warrant Price provided for in Section 4:

                  (a) When Adjustments to Be Made. The adjustments required by
            Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) Fractional Interests. In computing adjustments under this
            Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (c) When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a

                                                                       EXHIBIT A

            dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (d) Escrow of Stock. If after any property becomes
            distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Warrant exercises the Warrant during such time, then such holder shall continue to be entitled to receive any shares of Common Stock issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the holder of this Warrant by the Company to be issued to holder of this Warrant upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

            4.4 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

                  (a) If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter for the Balance of the Exercise Period to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

                  (b) In case of any such Change of Control described above, the resulting, successor or acquiring entity (if not the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall assume by written instrument all of the obligations of this Warrant and the Transaction Documents (as defined in the Purchase Agreement), subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to

                                                                       EXHIBIT A

            provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
            Section 4 shall similarly apply to successive Change of Control transactions.

            4.5 Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of this Warrant, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      5. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

      6. Reservation and Authorization of Common Stock. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants

      7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

      8. Registration Rights. The resale of the Warrant Stock shall be registered in accordance with and subject to the terms and conditions contained in the Purchase Agreement. The Holder acknowledges that pursuant to the Purchase Agreement, the Company has the right to request that the Holder furnish information regarding such Holder and the distribution of the Warrant Stock as is required by law or the Commission to be disclosed in the Registration Statement (as such term is defined in the Purchase Agreement), and the Company may exclude from such registration the shares of Warrant Stock acquirable hereunder if Holder fails to furnish

                                                                       EXHIBIT A

such information within a reasonable time prior to the filing of each Registration Statement, supplemented prospectus included therein and/or amended Registration Statement.

      9. Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company, at Holder's cost, will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

      10. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

      11. Acceleration of Expiration Date at Company's Election. The Company may, at the option of the Board of Directors of the Company, accelerate the Expiration Date of this Warrant in connection with the consummation of a Change of Control transaction by giving the Holder or transferee at least 21 days written notice prior to the anticipated date of consummation of the applicable Change of Control transaction (the "Accelerated Expiration Date"). As of the Accelerated Expiration Date, all rights and obligations of the Company under this Warrant shall become null and void to the extent that the Holder or transferee shall not have exercised this Warrant as of or prior to the Accelerated Expiration Date.

      12. Miscellaneous.

            12.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right or obligation hereunder on the part of the Holder or the Company shall operate as a waiver of such right or obligation, unless the same shall be in writing signed by the Holder or the Company.

            12.2 Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

            12.3 Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

            12.4 Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of both the Company and the Holder.

                                                                       EXHIBIT A

            12.5 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

            12.6 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            12.7 Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of Delaware and shall be governed by and interpreted in accordance with the local laws of the State of Delaware without regard to the provisions thereof relating to conflicts of laws. Any dispute, controversy or claim arising out of or relating to this Agreement, whether arising in contract, tort or otherwise shall be resolved in accordance with the rules of the American Arbitration Association, except for any equitable or injunctive relief sought under this Agreement. The arbitration shall be held at a location within Oakland County, Michigan. The Parties agree that any arbitration award rendered on any claim submitted to arbitration shall be final and binding upon the Parties and not subject to appeal and that judgment may be entered upon any arbitration award by any circuit court located in Michigan.

            12.8 Entire Agreement. This Warrant, together with the Purchase Agreement which this Warrant is subject to and pursuant to which it is given, constitute the entire agreement between the Company and Holder with respect to the subject matter hereof and supersedes any and all other prior or contemporaneous agreements, either oral or written, between the Company and Holder with respect to the subject matter hereof. Headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions hereof.

      IN WITNESS WHEREOF, Arcadia Resources, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary or other designated officer.

Dated:  September __________,2005

                                             ARCADIA RESOURCES, INC.

                                             By:________________________________
                                             Name:
                                             Title:

Attest:

                                                                       EXHIBIT A

By:_________________________________
Name:
Title:

                                                                       EXHIBIT A

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

      1. The undersigned hereby elects to purchase __________shares of the Common Stock of Arcadia Resources, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

      2. The undersigned hereby elects to convert the attached Warrant into Common Stock of Arcadia Resources, Inc. through "cashless exercise" in the manner specified in the Warrant. This conversion is exercised with respect to ____________ of the Shares covered by the Warrant.

      3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                           _____________________________________
                                                          (Name)

                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
                                                           (Address)

      [and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.]

_____________________________________
(Name of Registered Owner)

_____________________________________
(Signature of Registered Owner)

_____________________________________
(Street Address)

_____________________________________
(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT A

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of Arcadia Resources, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

_____________________________________

_____________________________________

_____________________________________
(Name and Address of Assignee)

_____________________________________
(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint _____________________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_______________________________

_____________________________________
(Print Name and Title)

_____________________________________
(Signature)

_____________________________________
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT A

                                    EXHIBIT C
                    FORM OF INVESTMENT REPRESENTATION LETTER

In connection with the acquisition of [warrants (the "Warrants") to purchase _________ shares of common stock of Arcadia Resources, Inc. (the "Company"), par value $0.001 per share (the "Common Stock")] [ ___________ shares of common stock of Arcadia Resources, Inc. (the "Company"), par value $0.001 per share (the "Common Stock") upon the exercise of warrants by_____________], by__________(the "Holder") from__________________, the Holder hereby represents and warrants to the Company as follows:

The Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"); and (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the Warrants and the shares of Common Stock issuable upon the exercise thereof (collectively, the "Securities").

The Holder, by acceptance of the Warrants, represents and warrants to the Company that the Warrants and all securities acquired upon any and all exercises of the Warrants are purchased for the Holder's own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof in violation of applicable securities laws.

[The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are "restricted securities" and the certificate(s) representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Holder under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Act:

"[NEITHER] THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. [NEITHER] THE SECURITIES REPRESENTED HEREBY [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] MAY [NOT] BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OF THE COMPANY'S COUNSEL TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."](1)

----------
(1) Bracketed language to be inserted if applicable.

                                                                       EXHIBIT A

IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed this ___ day of _______________, 200_____________.

[Name]

By:__________________________________
Name:
Title: